Exhibit 5.1

 STEVEN JAMES DAVIS
A Professional Corporation
1042 N. El Camino Real, B261
Encinitas, California 92024
 Telephone (858) 756-6104
Facsimile (858) 367-8138

May 7, 2010

Helix Wind, Corp.
13125 Danielson Street, Suite 101
Poway, California 92064

Re:	Offer and Sale of 20,000,000 Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel to Helix Wind, Corp., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), for the registration for resale by the selling stockholder listed therein (the “Selling Stockholder”) of up to (i) 16,500,000 shares (the “Note Shares”) of the Company’s common stock, par value $.0001 per share (the “Common Stock”) issuable upon the conversion of certain convertible promissory notes (the “Promissory Notes”), and (ii) 3,500,000 shares of Common Stock (the “Warrant Shares”) issuable upon exercise of certain warrants (the “Warrants”).

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5)(i) of Regulation S-K promulgated by the Commission.

In connection with this opinion, we have reviewed the Registration Statement, the Company's charter documents, certificates of government officials, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. With respect to the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. We have obtained from the officers of the Company certificates as to certain factual matters and, insofar as this opinion is based on matters of fact, we have relied on such certificates without independent investigation. We have also assumed that (i) the common stock certificates to be issued to represent the Note Shares and the Warrant Shares (the "Share Certificates") will conform to the specimen common stock certificate submitted to us, (ii) the Share Certificates will be duly executed by the Company and countersigned by the transfer agent therefore in accordance with Nevada corporation law, and (iii) the Company's charter documents and its resolutions pertaining to the issuance of the Note Shares and Warrant Shares will not be amended, superseded, rescinded, repealed or otherwise modified prior to the issuance of the Note Shares and/or Warrant Shares.

Based on the foregoing review, and in reliance thereon, we are of the opinion that:

1.     The Notes Shares upon issuance, payment therefore and delivery in accordance with the terms of the Promissory Notes and in the manner contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable.

2.     The Warrant Shares upon issuance, payment therefore and delivery in accordance with the terms of the Warrants and in the manner contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Registration Statement, Company, the Promissory Note, the Notes Shares, the Warrant, the Warrant Shares or any other agreements or transactions that may be related thereto or contemplated thereby. We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Note Shares and Warrant Shares, or as to the effect that their performance of such obligations may have upon any of the matters referred to above.  We advise you that we are not licensed to practice law in the State of Nevada and we are not expressing an opinion as to the effect of the laws of that jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-K promulgated under the Act.

Sincerely,

/s/  Steven J. Davis

Steven J. Davis, Esq.
Steven James Davis, APC